Exhibit 99.2

Unaudited Consolidated Financial Statements of Florida Chemical Company, Inc. and Subsidiaries

Florida Chemical Company, Inc. and Subsidiaries
Unaudited Consolidated Financial Statements

Florida Chemical Company, Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

	March 31, 2013	December 31, 2012
Assets
Current Assets:
Cash	$216,053	$2,104,874
Account Receivable, net of allowance for doubtful accounts
of $197,121 and $182,121, respectively	13,979,773	10,051,841
Inventories, net	16,180,345	9,952,849
Prepaid expenses	435,211	469,832
Total current assets	30,811,382	22,579,396

Property, Plant and Equipment, net	19,983,088	20,060,781
Other Assets	225,687	208,080
	$51,020,157	$42,848,257

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$13,421,488	$8,160,284
Accrued pension payable	—	431,591
Accrued salaries payable	688,290	164,614
Customer deposits	227,193	225,166
Line of credit	191,000	—
Current portion of long-term debt	265,343	278,758
Other current liabilities	169,512	93,100
Total current liabilities	14,962,826	9,353,513

Long-Term Debt, net of current portion	485,043	540,179
Total liabilities	15,447,869	9,893,692

Commitments

Stockholders' Equity:
Commons stock, $1 par value, 40,000 shares authorized,
10,000 shares issued and outstanding	10,000	10,000
Additional paid-in capital	151,231	151,231
Retained earnings	35,339,344	32,740,576
Accumulated other comprehensive income	71,713	52,758
Total stockholders' equity	35,572,288	32,954,565
	$51,020,157	$42,848,257

See Notes to Unaudited Consolidated Financial Statements.

Florida Chemical Company, Inc. and Subsidiaries

Unaudited Consolidated Statements of Income

	Three months ended March 31,
	2013	2012
Sales	$22,454,027	$31,260,517
Cost of sales	15,654,518	27,068,687
Gross profit	6,799,509	4,191,830

Other income	14,048	7,892

Operating expenses:
Compensation and benefits	1,370,627	1,384,770
Selling, general and administration	1,167,146	1,151,085
Occupancy	354,897	295,777
Licenses and taxes	189,214	188,931
Insurance	222,038	166,294
Depreciation and amortization	324,709	191,155
Professional fees	135,952	73,560
Other expenses	40,654	8,838
Total operating expenses	3,805,237	3,460,410
Income from operations	3,008,320	739,312

Financial expense:
Interest expense	(9,375)	(60,232)

Net income	$2,998,945	$679,080

See Notes to Unaudited Consolidated Financial Statements.

Florida Chemical Company, Inc. and Subsidiaries

Unaudited Consolidated Statements of Comprehensive Income

	Three months ended March 31,
	2013	2012
Net Income	$2,998,945	$679,080

Other comprehensive income
Unrealized gain on investments available for sale	18,955	34,214
Comprehensive income	$3,017,900	$713,294

See Notes to Unaudited Consolidated Financial Statements.

Florida Chemical Company, Inc. and Subsidiaries

Unaudited Consolidated Statements of Cash Flows

	Three months ended March 31,
	2013	2012
Cash Flows From Operating Activities:
Net income	$2,998,945	$679,080
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation	410,361	255,000
Amortization	1,348	2,157
Loss on disposition of equipment	37,398	—
Provision for doubtful accounts	15,000	15,000
Change in working capital components:
(Increase) decrease in assets:
Accounts receivable	(3,942,932)	(1,591,021)
Inventories	(6,227,496)	926,957
Prepaid expenses	34,844	(87,608)
Other assets	(223)	600
Increase (decrease) in liabilities:
Accounts payable	5,261,204	3,254,975
Accrued pension payable	(431,591)	(434,261)
Accrued salaries payable	523,676	406,779
Customer deposits	2,027	(122,795)
Other current liabilities	76,412	(17,154)
Net cash (used in) provided by operating activities	(1,241,027)	3,287,709

Cash Flows From Investing Activities:
Acquisition of property, plant and equipment	(370,066)	(1,024,653)
Net cash used in investing activities	(370,066)	(1,024,653)

Cash Flows From Financing Activities:
Net (repayments) borrowings on line of credit	191,000	(1,323,000)
Repayments on long-term borrowings debt	(68,551)	(1,381,832)
Distributions paid to stockholders	(400,177)	(192,000)
Net cash used in financing activities	(277,728)	(2,896,832)
Net decrease in cash	(1,888,821)	(633,776)
Cash:
Beginning of period	2,104,874	960,104
End of period	$216,053	$326,328

Supplemental Disclosure of Cash Flow Information:
Interest paid	$9,587	$59,798

See Notes to Unaudited Consolidated Financial Statements.

Florida Chemical Company, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements

Note 1 - Nature of Business and Summary of Significant Accounting Policies
Nature of business: Florida Chemical Company, Inc. (Florida Chemical) was founded in 1942 and pioneered the collection, manufacturing and marketing of d-Limonene. D-Limonene is the major component in citrus peel oil that is collected during the citrus juicing process. Florida Chemical purchases citrus oils from various processors and distills it at its manufacturing plant in Winter Haven, Florida. The resulting products are used for resin, flavor, fragrance, solvent and chemical synthesis applications. Florida Chemical formed two wholly owned subsidiaries, FC Pro, LLC (FC Pro) and FCC International, Inc (FCCI). FC Pro was created to develop bio-based performance products for industry and has a manufacturing plant in Waller, Texas. FCCI was formed to serve as the Company's commission agent for the sale of certain products to export markets.
The Company sells its products both throughout the United States of America and around the world including South America and Europe. Approximately 23% and 30% of the Company's sales during the three months ended March 31, 2013 and 2012, respectively, were to customers in foreign countries.
Basis of presentation: In the preparation of the accompanying unaudited consolidated interim financial statements, certain information and disclosures normally included in comprehensive annual financial statements prepared in accordance with U.S. generally accepted accounting principles have been condensed or omitted. Management believes that the disclosures included in these consolidated interim financial statements are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the audited consolidated financial statements and notes thereto of Florida Chemical Company, Inc. for the year ended December 31, 2012. In the opinion of management, all adjustments necessary to present fairly Florida Chemical Company, Inc.'s financial position as of March 31, 2013, results of operations for the three months ended March 31, 2013 and 2012, and cash flows for the three months ended March 31, 2013 and 2012 have been included. Operating results for any interim period are not necessarily indicative of results that may be expected for the full year.
Reporting entity and principles of consolidation: The consolidated financial statements include the accounts of Florida Chemical Company, Inc. and its wholly owned subsidiaries FC Pro, LLC and FCC International, Inc (collectively, the Company). All significant intercompany accounts and transactions have been eliminated in consolidation.
Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and assumptions.
Recent accounting pronouncements: The Financial Accounting Standards Board (FASB) and other entities issued new or modifications to, or interpretations of, existing accounting guidance during the three months ended March 31, 2013. The Company has considered the new pronouncements that altered accounting principles generally accepted in the United States of America, and other than as disclosed in these notes to the financial statements, does not believe that any other new or modified principles will have a material impact on the Company's reported financial position or operations.
Reclassifications: Certain amounts in the prior period financial statements have been reclassified for comparative purposes to conform with the presentation in the current period financial statements. The results of these reclassifications had no effect on previously reported assets, liabilities, net income or stockholders' equity.
Note 2 - Inventories
Inventories consist of the following:

	March 31, 2013	December 31, 2012
Raw materials	$891,398	$929,559
Work in process	2,371,689	2,194,296
Finished goods – orange oils, essences and other by-products	13,534,613	7,446,349
	16,797,700	10,570,204
Less inventory reserve for obsolescence	(617,355)	(617,355)
	$16,180,345	$9,952,849

Florida Chemical Company, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements - (Continued)

Note 3 - Property, Plant and Equipment
Property, plant and equipment consist of the following:

	March 31, 2013	December 31, 2012
Land	$1,567,395	$1,567,395
Buildings	2,842,972	2,879,337
Land and building improvements	4,192,912	3,329,167
Machinery and equipment	15,685,406	15,475,042
Furniture and fixtures	882,189	879,465
	25,170,874	24,130,406
Less accumulated depreciation	(5,295,724)	(4,894,479)
Plus construction in progress	107,938	824,854
	$19,983,088	$20,060,781
Depreciation for the three months ended ended March 31, 2013 and 2012 totaled $410,361 and $255,000, respectively.
Note 4 - Long-Term Debt
The Company's long-term debt consists of the following:

	March 31, 2013	December 31, 2012
Bank note payable with fixed monthly payments of $9,000 including principal and interest, at a fixed rate of 5.93%, due June 12, 2019, collateralized by deposits,
building improvements, equipment and fixtures.	$561,348	$579,837
Bank note payable with fixed monthly payments of $17,516 including principal and interest at a fixed rate of 4.46%, due February 15, 2014, collateralized by building improvements,
equipment and fixtures.	189,038	239,100
	750,386	818,937
Less current portion	(265,343)	(278,758)
Long-term debt, net of current portion	$485,043	$540,179
Note 5 - Line of Credit
On September 22, 2011, the Company entered into a $20,000,000 revolving line of credit agreement with a commercial bank. All outstanding principal plus accrued, unpaid interest is due on September 22, 2014, and for each twelve-month period that the revolving line of credit is available, a zero balance shall be maintained for at least one consecutive 30 day period. Interest is payable monthly and accrues at the monthly LIBOR interest rate plus 1.6% (1.80% as of March 31, 2013), plus 0.15% interest on the unused portion of the revolving line of credit. The revolving line of credit is collateralized by accounts receivable, inventories, and certain other assets of the Company and includes certain financial covenants including a minimum tangible net worth and debt service coverage ratio. Available borrowings under the revolving line of credit totaled $19,809,000 as of March 31, 2013, and $191,000 was outstanding as of March 31, 2013. No amounts were outstanding as of December 31, 2012.

Florida Chemical Company, Inc. and Subsidiaries

Notes to Unaudited Consolidated Financial Statements - (Continued)

Note 6 - Income Taxes
Under provisions of the Internal Revenue Code, the Company is treated as a Subchapter S-Corporation under the Internal Revenue Code. Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income because the income is reported on the income tax returns for the stockholders of the Company. Accordingly, the accompanying consolidated financial statements do not contain a provision for income taxes. In addition, management has assessed whether there were any uncertain tax positions, which may give rise to income tax liabilities and determined that there were no such matters requiring recognition in the accompanying financial statements. The Company files income tax returns in the U.S. federal jurisdiction and the States of Illinois, Michigan, New Jersey, Ohio, Georgia and Texas. Generally, the Company is no longer subject to U.S. federal or state and local income tax examinations by tax authorities for years before 2009.
Note 7 - Major Customers
During the three months ended March 31, 2013, one customer accounted for approximately 22% of total sales. During the three months ended March 31, 2012, two customers accounted for approximately 23% and 16%, respectively, of total sales. At March 31, 2013, one customer accounted for approximately 23% of accounts receivable.
Note 8 - Subsequent Event
On May 10, 2013, the Company was acquired by Flotek Industries, Inc. The long-term debt was repaid on May 10, 2013. Also, the line of credit balance was repaid and the line of credit was terminated.